UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 9, 2005

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-08303	51-0261339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 528-5588

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      (a) On March 9, 2005, the members Board of Directors of The Hallwood Group Incorporated (the “Company”) other than Mr. Anthony Gumbiner determined to adjust the consulting fee paid to Hallwood Investments Limited (“HIL”) to account for the decline of the value of the U.S. Dollar against the Euro since March 2004. The consulting fee had previously been set at $954,000 annually and was adjusted to $996,000 annually. The consulting agreement is filed as Exhibit 10.22 to the Company’s Form 10-K for the year ending December 31, 1996.

      (b) On March 9, 2005, the Board of Directors of the Company (the “Board”), appointed Mr. William L. Guzzetti as President of the Company. Mr. Guzzetti does not have a written employment agreement. The Board, acting as Compensation Committee, established Mr. Guzzetti’s annual salary at $300,000. In addition, the Board, acting as Compensation Committee, awarded Mr. Guzzetti a bonus in the amount of $600,000, payable after March 31, 2005, in recognition of his efforts in connection with the disposition of the Company’s interest in Hallwood Energy Corporation in December 2004. Mr. Guzzetti will be eligible for an annual bonus and other employee benefits as determined by the Board acting as Compensation Committee.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective as of March 9, 2005, Mr. Gumbiner resigned as President of the Company. Mr. Gumbiner continues as a Director, Chairman of the Board and Chief Executive Officer of the Company. On March 9, 2005, the Board appointed Mr. Guzzetti as President effective as of March 9, 2005.

      Mr. Guzzetti, age 61, has served as Executive Vice President of the Company since October 1989. Mr. Guzzetti served as President, Chief Operating Officer and a Director of the former Hallwood Energy Corporation from December 1998 until May 2001. He was President, Chief Operating Officer and a director of the general partner of Hallwood Energy Partners, L.P. from February 1985 until June 1999 and President, Chief Operating Officer and a Director of Hallwood Consolidated Resources Corporation from May 1991 until June 1999. Mr. Guzzetti served as the President, Chief Operating Officer and a Director of Hallwood Realty, LLC from November 1990 until July 2004. He served as the President, Chief Operating Officer and a Director of the new Hallwood Energy Corporation from December 2002 until December 2004. He is a member of the Florida Bar and the State Bar of Texas.

      See the disclosure under Item 1.01 above for the material terms of Mr. Guzzetti’s employment as President of the Company.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HALLWOOD GROUP INCORPORATED
Date: March 14, 2005	By:	/s/ Melvin J. Melle
	Name:	Melvin J. Melle
	Title:	Vice President

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